EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112133, 333-141178) pertaining to the Pro-Dex, Inc. 2004 Stock Option Plan and the Pro-Dex, Inc. 2004 Directors’ Stock Option Plan, Inc., of our report dated September 27, 2007 with respect to the consolidated financial statements of Pro-Dex, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended June 30, 2007.

/s/ Moss Adams LLP

Irvine, California

September 27, 2007